REGULATION E OFFERING CIRCULAR

$2,500,000

625,000  Units, each consisting of one share of common stock and one warrant to purchase one share of common stock at $4.00 cash per unit

Independent Film Development Corporation (“IFDC”) is offering, as its initial public offering, pursuant to the exemption from registration contained in Regulation E, propounded by the Securities and Exchange Commission, 625,000 units, each consisting of one share of common stock and one warrant to purchase one share of common stock for the purchase price of $4.00 cash per share.  Warrants offered hereby entitle the holder to purchase one share of common stock of the company per warrant at the price of $4.00 cash per share, are exercisable at any time up to their expiration, and may not be called by the company.  Warrants expire by their terms on December 10, 2008.  The proposed sale will begin on or about August 28, 2008, and will continue until the Offering is completed. This is a best efforts offering.  No minimum sale is required, and there is no minimum offering.  There is no escrow or trust or deposit account for investor funds, and the proceeds may be utilized by Independent Film Development Corporation in its discretion. Our common stock is not currently listed or quoted on any quotation medium. This offering will terminate six months from the date of this offering circular.  The offering is being self-underwritten through Independent Film Development Corporation’s officers, but allows participation by selected broker dealers who are registered with FINRA.  After closing, management intends to apply to American Stock Exchange (AMEX) if qualified, or to another exchange or quotation medium it may qualify for, such as the over-the-counter bulletin board, but there can be no assurance that we will qualify for such listing or quotation or that such listing or quotation will be accepted.  We are not currently listed on AMEX or quoted on any quotation medium.  IFDC’s principal offices are located at 190 N. Canon Drive, suite 420, Beverly Hills, CA  90210 and our telephone number is 310-275-0880.

The units offered are speculative and involve a degree of dilution.  SEE “RISK FACTORS” ON PAGE 6.  The Company’s net asset value per share was  approximately $3.57 per share as of August 28, 2008 and approximately $3.99 per share as adjusted for receipts of this offering, assuming the sale of all Units, but not their exercise.  SEE “DILUTION.”

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THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE SECURITIES AND EXCHANGE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES BEING OFFERED ARE EXEMPT FROM REGISTRATION.  THE SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE.

		Offering	Net Offering Proceeds
	Price to Investors (1)	Commissions (2)	Available for Investment (3)
Per Unit	$ 4.00	$ .52	$ 3.48
Total	$ 2,500,000	$ 325,000	$ 2,169,000

(1)  The Board of Directors of the Company has discretion in determining the offering price per unit based on negotiated transactions with potential  investors. The Company may accept only cash as consideration for the purchase of units in the offering.

(2) This offering is self-underwritten, which means that we will not pay an underwriting discount, but we will pay up to 10% in finder’s fees to brokers and dealers who are registered members of FINRA, and will pay a non accountable expense allowance to dealers of 3% unless this offering is terminated.  If no broker/dealers assist us in selling any of the Units, then no commissions will be paid.  Finder’s fees not to exceed 10% may be paid for referrals of investors other than commissions to registered broker/dealers.

(3) The Company has incurred approximately $6,000 in expenses, including $4,000 accounting, $1,000 printing costs, and $1,000 in filing fees associated with the Offering.

The date of this Offering Circular is August 28, 2008

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CIRCULAR SUMMARY

Independent Film Development Corporation is a business development company, primarily focused on the development of opportunities to invest in eligible portfolio companies, providing early stage capital, strategic guidance and operational support.IFDC emphasizes investing in the securities of development stage and start up companies, with an emphasis on the entertainment industry.  In , we acquired 68% of the equity securities of Imperia Entertainment, Inc., a film production company.  That acquisition was rescinded on August 26, 2008.  We own 100% of the equity securities of the newly formed Signature Entertainment, LLC, a start up film sales and distribution company that currently has no assets and no operations.  Our plan of operations is to acquire the securities of portfolio companies with an emphasis on those engaged in independent film sales, distribution and production, with a goal toward our portfolio companies cooperating to become significant competitors to mini-major film studios, such as Lionsgate.

Signature Entertainment, LLC, is a newly formed film distribution and sales company, with no operations, whose plan of operations is to specialize in the marketing and sales of independent films.  Signature’s management has a marketing and sales staff with over 23 years collective experience in identifying, producing, marketing and selling filmed entertainment.  The majority of Signature’s business operates in a small, low risk, and profitable segment of the entertainment industry that connects the independent filmmakers and distribution outlets.

We are in the process of acquiring 299,000,000 common shares of Not By Sight Entertainment, Inc., a start-up film production company dedicated to producing family films, which currently trades on the Pink Sheets under the trading symbol, “AECS.”  We have signed but not yet closed a definitive stock purchase agreement with Not By Sight for the exchange of their 299,000,000 common shares for 757,000 common shares of IFDC.  The closing of the agreement will be subject to a separate closing agreement which will specify the obligations of IFDC to assist Nor By Sight in the funding of its first feature film. IFDC intends to use its management’s relationships in the film industry to fund half of the film without any layout of costs to IFDC, and to assist Not By Sight in restructuring its common share capital so it can raise the other half of the funds itself.  We are also in the process of acquiring 60% of the common share capital of Basketball Tournament Enterprises, Inc., a start-up company plan of operations is to deliver sports related live and televised entertainment, in exchange for 100,000 shares of IFDC common stock.  The Company has agreed, in the agreement to purchase Basketball Tournament Enterprise securities, to fund $2.5 million of its operating capital.  This funding is contemplated to be possibly made by subsequent Company debt financing, but the form of financing has not yet been determined.  The closing of agreements to acquire securities in both companies are subject to completion of due diligence and legal review.

The address of our principal executive offices is: 190 N. Canon Drive, Suite 420, Beverly Hills, California 90210, and our telephone number is 310-275-0880.

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FORWARD LOOKING STATEMENTS

This offering circular contains forward-looking statements. IFDC's expectation of results and other forward-looking statements contained in this offering circular involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially from those expected are the following: business conditions and general economic conditions; competitive factors, such as pricing and marketing efforts; and the pace and success of product research and development. These and other factors may cause expectations to differ.

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THE OFFERING

Securities Offered . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	Up to 625,000 units, each consisting of one share and one warrant to purchase one share

Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	Investment in portfolio companies and payment of officers’ salaries

Term of offering . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	180 days.

GENERAL DESCRIPTION OF ISSUER

Independent Film Development Corporation was incorporated in Nevada on September 14, 2007. The Company's fiscal year ends on September 30.  Effective April 24, 2008 we commenced operating as a Business Development Company ("BDC") under Section 54(a) of the Investment Company Act of 1940 ("1940 Act").

Overview

 On April 24, 2008, we elected, by the filing of a Form N-54A, to be regulated as a business development company ("BDC") under the Investment Company Act of 1940 ("1940 Act").

We intend to invest in companies with high profit margins, and solid management teams in place.  We will seek to leverage the combined talents of an experienced management team to invest in primarily film sales, distribution and production companies, to increase the value of our portfolio securities, and enhance shareholder value.  We will emphasize portfolio companies in the film distribution and production industries, but are not limited to investments in any particular type of portfolio company.

A business development company is defined and regulated by the Investment Act of 1940. A business development company must be organized in the United States for the purpose of investing in or lending primarily to private companies or companies not on any national exchange, and making managerial assistance available to them. A business development company may use capital provided by public shareholders and from other sources to invest in long-term, private investments in businesses. A business development company provides shareholders the ability to retain the liquidity of a publicly traded stock, while sharing in the possible benefits, if any, of investing primarily in privately owned companies.

As a business development company, we may not acquire any asset other than qualifying assets as defined under the 1940 Act, unless, at the time we make the acquisition, the value of our qualifying assets represents at least 90% of the value of our total assets.

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The principal categories of qualifying assets relevant to our business are:

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Securities purchased in transactions not involving any public offering, the issuer of which is an  eligible Portfolio Company under the 1940 Act;

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Securities received in exchange for or distributed with respect to securities of an eligible portfolio company or pursuant to the exercise of options, warrants or rights relating to such securities; and

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Cash, cash items, government securities or high quality debt securities (within the meaning of the 1940 Act),  maturing in one year or less from the time of investment.

An eligible portfolio company is generally a domestic company that is not an investment company (other than a small business investment company wholly owned by a business development company); and

o

Does not have a class of securities registered on an exchange or a class of securities with respect to which  a broker may extend margin credit; or

o

Is actively controlled by the business development company and has an affiliate of a business    development company on its board of directors.

To include certain securities described above as qualifying assets for the purpose of the 90% test, a business development company must make available to the issuer of those securities significant managerial assistance such as providing significant guidance and counsel concerning the management, operations, or business objectives and policies of a portfolio company or making loans to a portfolio Company.  We offer to provide managerial assistance to our portfolio companies, and may make loans to them.

As a business development company, we are entitled to issue senior securities in the form of stock or senior securities representing indebtedness, including debt securities and preferred stock, as long as each class of senior security has asset coverage of at least 200% immediately after each such issuance.

We may be prohibited under the 1940 Act from knowingly participating in certain transactions with our affiliates without the prior approval of our board of directors who are not interested persons and, in some cases, prior approval by the Securities and Exchange Commission.

As a business development company, our primary goal is to increase our net assets by investing in development stage or start-up companies that possess or will likely identify innovative distribution and production ideas.  These businesses are thinly capitalized, unproven, small companies that lack management depth, are dependent on new, commercially unproven technologies and have little or no history of operations. It is our goal to assemble a diverse portfolio of companies, which will leverage the combined talents of an experienced management team to incubate these companies and seek to enhance shareholder value.  As a result, we will focus on making equity and not debt investments, but may provide capital to our portfolio companies in the form of debt instruments.

We will likely be periodically examined by the SEC for compliance with the 1940 Act. As with other companies regulated by the 1940 Act, a business development company must adhere to certain substantive regulatory requirements.  A majority of our directors must be persons who are not interested persons, as that term is defined in the 1940 Act.  Additionally, we are required to provide and maintain a bond issued by a reputable fidelity insurance company to protect us against larceny and embezzlement.  Furthermore, as a business development company, we are prohibited from protecting any director or officer against any liability to us or our shareholders arising from willful malfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person's office.

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We must maintain a code of ethics that establishes procedures for personal investment and restricts certain transactions by our personnel.  Our code of ethics generally does not permit investment by our employees in securities that may be purchased or held by us.  As a business development company under the 1940 Act, we are entitled to provide loans to our employees in connection with the exercise of options. However, as a result of provisions of the Sarbanes-Oxley Act of 2002, we are prohibited from making new loans to, or materially modifying existing loans with, our executive officers in the future.

We may not change the nature of our business so as to cease to be, or withdraw our election as, a business development company unless authorized by vote of a "majority of the outstanding voting securities," as defined in the 1940 Act, of our shares. A majority of the outstanding voting securities of a company is defined under the 1940 Act as the lesser of: (i) 68% or more of such company's shares present at a meeting if more than 50% of the outstanding shares of such company are present and represented by proxy or (ii) more than 50% of the outstanding shares of such company. Since the Company made its business development company election, it has not made any substantial change in the nature of its business.

We intend to fund new investments using cash, through the issuance of our common stock, the reinvestment of previously accrued interest and dividends in debt or equity securities, or the current reinvestment of interest and dividend income through the receipt of a debt or equity security-payment-in-kind income.  From time to time, the Company may also opt to reinvest accrued interest receivable in a new debt or equity.

Valuation Methodology.

The Company will determine the value of each investment in our portfolio on a quarterly basis, and changes in value result in unrealized gains or losses being recognized.  Fair value is defined in Section 2(a)(41) of the 1940 Act as (i) the market price for those securities for which a market quotation is readily available and (ii) for all other securities and assets, fair value is as determined in good faith by the board of directors.  We have adopted a valuation policy consistent with the definition of fair value, and apply that policy for consistent evaluation of fair value of our investments.  Because of the inherent uncertainty of determining the fair value of investments that do not have a readily ascertainable market value, the fair value of our investments determined in good faith by the board of directors may differ significantly from the values that would have been used had a ready market existed for the investments, and the differences could be material.  There is no single standard for determining fair value in good faith. As a result, determining fair value requires that judgment be applied to the specific facts and circumstances of each portfolio investment while employing a consistently applied valuation process for the types of investments we make.

The Company's investment in Portfolio Companies will be carried at cost (which approximates fair value) as this investment represents a continuation of the Company's former business prior to its election as a BDC, and is under common control at date of transfer.  Unrealized gains and losses resulting from the change in valuation of investments are reflected in the Company’s Statement of Operations, as adjusted by estimated deferred tax liabilities.

Unlike banks, the Company is not permitted to provide a general reserve for anticipated loan losses. Instead, the Company is required to specifically value each individual investment on a quarterly basis.  The Company will record unrealized depreciation on investments when it believes that an investment has become impaired. Conversely, the Company will record unrealized appreciation if it believes that the underlying portfolio company has appreciated in value and, therefore, our equity security has also appreciated in value.

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As a business development company, the Company will invest in liquid and illiquid securities, including debt and equity securities primarily of private companies.  Our investments will generally be subject to restrictions on resale and may have no established trading market. Because of the type of investments that the Company makes and will make, and the nature of its business, its valuation process requires an analysis of various factors.  Our fair value methodology includes the examination of, among other things, the underlying investment performance, financial condition, and market changing events that impact valuation.

Investment Objectives and Policies

The investment objectives of the company are established by the board of directors, and can be changed in the discretion of the board of directors, without the vote of the holders of the majority of the voting securities.   Our valuation policy may also be modified by our board of directors without the vote of holders of the majority of our voting securities, but our code of ethics cannot be changed without such majority voting security approval.

We focus on the development of opportunities to invest in eligible portfolio companies providing early stage capital, strategic guidance and operational support.  Our principal objective is long-term capital appreciation.  We may invest in debt securities of these companies, or may acquire an equity interest in the form of common or preferred stock, warrants or options to acquire stock or the right to convert the debt securities into stock.  We may invest alone, or as part of a larger investment group.  Consistent with our status as a BDC and the purposes of the regulatory framework for BDC’s under the 1940 Act, we will offer to provide managerial assistance, potentially in the form of a consulting agreement or in the form of a board of director’s seat, to the developing companies in which we invest.

In addition, we may acquire either a minority or controlling interest in mature companies that require management aid or capital in a roll-up strategy.  It is anticipated that any acquisitions will be primarily in exchange for our common stock, or a combination of cash and stock.  The principal objective of acquisitions pursuant to a roll-up strategy would be to consolidate an industry and either sell the acquired entities as a larger unit, or take the unit public through an initial public offering, spin-off to our shareholders, or reverse merger into a publicly traded corporation.

The securities the company may invest in may include common stock, bonds, convertible debentures, and/or LLC memberships.  Some of them may have no current public market and may be considered to be illiquid.  Over 50% of our investments will probably be in common stock of our portfolio companies.  We intend to focus on the entertainment industry, because our management has experience in the industry and recognizes investment opportunities, and our management believes that, in this economy, there are ample entertainment investments that can be capitalized on by the company which can be more lucrative and subject to more long term appreciation with respect to the cost of the investment, than other growing industry investments.  The company does not intend to only invest in securities in companies for the purpose of exercising control or management.  With regard to the 30% of our assets that are not required to be invested in portfolio companies, we intend to maintain less than 5% of these assets in the form of office furniture and equipment and real estate and improvements thereon, and the remainder will be held in cash, government securities, or high quality debt securities maturing in one year or less from the time of investment.   There are no other significant investment policies not described in this offering circular.

Investment in Portfolio Companies

In November 2007, we acquired 68% of the equity securities of Imperia Entertainment, Inc., a film production company.  That acquisition was rescinded on August 26, 2008.  The rescission and settlement agreement has been approved by the board of directors as fair and in the best interests of the company, and Imperia Entertainment, Jeff Ritchie, George Ivakhnik, Jeff Volpe and Gregory Allen Webb  have released any and all claims they may have against the company as a result of the rescission.

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In January 2008, we acquired 100% of the membership interests of Signature Entertainment, a newly created company which we organized into a limited liability company under the laws of the state of Nevada.  Signature Entertainment has a plan of operations to engage in film distribution and sales.  In March 2008 we acquired 50% of the limited liability company membership interests in Mainline Films, LLC, a limited liability company with three films in development and no operations.  The acquisition of Signature and Mainline was arranged by  our Chief Executive Officer and Director, Jeff Ritchie.   On August 6, 2008, we mutually rescinded the acquisition of Mainline Films, LLC.  The rescission was approved by the board of directors as fair and reasonable and in the best interests of the company, and Jeff Ritchie has released any and all claims he may have against the Company as a result of the rescission.

EMPLOYEES

As of August 28, 2008, we employed a total of 5 people, three of whom are mangement and two clerical personel.  We may require additional employees in the future. There is intense competition for capable, experienced personnel and there is no assurance the Company will be able to obtain new qualified employees when required.

The Company believes its relations with its employees are good.

PROPERTIES

We sublease our executive offices in Beverly Hills, California from our Secretary/Director Kenneth Eade, who has agreed to cover certain operating expenses for our first year of operations.  We consider our existing facilities to be adequate for our current needs.

LEGAL PROCEEDINGS

We are not a party to any material pending legal proceedings and, to the best of our knowledge, no such action by or against the Company has been threatened.

RISK FACTORS

We are subject to various risks which may materially harm our business, financial condition and results of operations. You should carefully consider the risks and uncertainties described below and the other information in this filing before deciding to purchase our common stock. If any of these risks or uncertainties actually occur, our business, financial condition or operating results could be materially harmed. In that case, the trading price of our common stock could decline and you could lose all or part of your investment.

RISKS RELATED TO OUR BUSINESS

The Company is a development stage company with no operating history, and there is a risk we will not be able to sustain our operations, which means that investors may lose their entire investment.

We have no operating history and are still a development stage company.  Since we have no history of operations, there is no way to predict if we will be able to sustain our operations. Our portfolio company, Signature Entertainment, LLC has no operating history.  If we are unable to sustain our operations, investors may lose their entire investment.

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Our Primary Assets at the Present Time Consist of Securities in one Start Up Portfolio Company; one with Limited Assets and one with No Assets.

Our only assets at this time are the limited liability company membership interests in Signature Entertainment, LLC, a start up company with no assets other than its plan of operations, which has no hard asset value.  Financial statements of portfolio companies are not presented herein, and if we were not to diversify our investments, investors risk would be limited to the risk of investing in  Signature Entertainment with no market value.

We Will Need to Raise Capital to Finance Investments

Such financing has historically come from a combination of borrowings and from the sale of common stock to third parties. We will need to raise additional capital to fund our anticipated operating expenses and future investments. Among other things, external financing will be required to cover our expenses. We cannot guarantee that financing whether from external sources or related parties will be available if needed or on favorable terms. The sale of our common stock to raise capital may cause dilution to our existing shareholders. Our inability to obtain adequate financing will result in the need to curtail business operations.  Any of these events would be materially harmful to our business and may result in a lower stock price.

There is Substantial Doubt About Our Ability to Continue as a Going Concern, which Means that We May Not Be Able to Continue Operations Unless We Obtain Additional Funding

The report of our independent accountants on our December 31, 2007 financial statements included an explanatory paragraph indicating that there is substantial doubt about our ability to continue as a going concern due to recurring losses and working capital shortages. Our ability to continue as a going concern will be determined by our ability to obtain additional funding. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Our Common Stock Has No Market and May Never Develop a Market.

Prior to this offering, there has been no market for our common stock and there can be no assurance that an active trading market for our common stock will develop. As a result, this could adversely affect our shareholders' ability to sell our common stock in short time periods, or possibly at all.  After closing, management intends to apply to American Stock Exchange (AMEX) if qualified, or to another exchange or quotation medium it may qualify for, such as the over-the-counter bulletin board, but there can be no assurance that we will qualify for such listing or quotation or that such listing or quotation will be accepted.  We are not currently listed on AMEX or quoted on any quotation medium.

If Our Stock Does Develop a Market, It May Be Affected By Limited Trading Volume and May Fluctuate Significantly

Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations which could adversely affect the market price of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially. Substantial fluctuations in our stock price could significantly reduce the price of our stock. We Could Fail to Retain or Attract Key Personnel

Our future success depends, in significant part, on the continued services of Kenneth Eade. We cannotguarantee  that we would be able to find an appropriate replacement for key personnel. Any loss or interruption of our key personnel's services could adversely affect our ability to develop our business plan. We do not presently maintain key-man life insurance policies on Mr. Eade.

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Nevada Law and Our Charter May Inhibit a Takeover of Our Company That Stockholders May Consider Favorable

Provisions of Nevada law, such as its business combination statute, may have the effect of delaying, deferring or preventing a change in control of our company. As a result, these provisions could limit the price some investors might be willing to pay in the future for shares of our common stock.

Our Officers and Directors Have the Ability to Exercise Significant Influence Over Matters Submitted for Stockholder Approval and Their Interests May Differ From Other Stockholders

Our executive officers and directors, whether acting alone or together, may have significant influence in determining the outcome of any corporate transaction or other matter submitted to our stockholders for approval, including mergers, acquisitions, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. The interests of these executive officers and directors may differ from the interests of the other stockholders.

The Penny Stock Rules will cover our stock, which may make it difficult for a broker to sell investors= shares.  This may make our stock less marketable, and liquid, and result in a lower market price.

Our common stock is a penny stock, which means that SEC rules require broker dealers who make transactions in the stock to comply with additional suitability assessments and disclosures than they would in stock that were not penny stocks, as follows:

Prior to the transaction, to approve the person's account for transactions in penny stocks by obtaining information from the person regarding his or her financial situation, investment experience and objectives, to reasonably determine based on that information that transactions in penny stocks are suitable for the person, and that the person has sufficient knowledge and experience in financial matters that the person or his or her independent advisor reasonably may be expected to be capable of evaluating the risks of transactions in penny stocks. In addition, the broker or dealer must deliver to the person a written statement setting forth the basis for the determination and advising in highlighted format that it is unlawful for the broker or dealer to effect a transaction in a penny stock unless the broker or dealer has received, prior to the transaction, a written agreement from the person. Further, the broker or dealer must receive a manually signed and dated written agreement from the person in order to effectuate any transactions is a penny stock.

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Prior to the transaction, the broker or dealer must disclose to the customer the inside bid quotation for the penny stock and, if there is no inside bid quotation or inside offer quotation, he or she must disclose the offer price for the security transacted for a customer on a principal basis unless exempt from doing so under the rules.

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Prior to the transaction, the broker or dealer must disclose the aggregate amount of compensation received or to be received by the broker or dealer in connection with the transaction, and the aggregate amount of cash compensation received or to be received by any associated person of the broker dealer, other than a person whose function in solely clerical or ministerial.

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The broker or dealer who has effected sales of penny stock to a customer, unless exempted by the rules, is required to send to the customer a written statement containing the identity and number of shares or units of each such security and the estimated market value of the security. Imposing these reporting and disclosure requirements on a broker or dealer make it unlawful for the broker or dealer to effect transactions in penny stocks on behalf of customers. Brokers or dealers may be discouraged from dealing in penny stocks, due to the additional time, responsibility involved, and, as a result, this may have a deleterious effect on the market for IFDC 's stock.

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RISKS RELATED TO OUR OPERATION AS A

BUSINESS DEVELOPMENT COMPANY

We May Change Our Investment Policies Without Further Shareholder Approval.

Although we are limited by the Investment Company Act of 1940 with respect to the percentage of our assets that must be invested in qualified portfolio companies, we are not limited with respect to the minimum standard that any investment must satisfy, nor the industries in which those investments must operate. We may make investments without shareholder approval and such investments may deviate significantly from our historic operations. Any change in our investment policy or selection of investments could adversely affect our stock price, liquidity, and the ability of our shareholders to sell their stock.

Our Investments May Not Generate Sufficient Income to Cover Our Investments and Expenses.

We intend to make investments into qualified companies that will provide the greatest overall return on our investment. However, certain of those investments may fail, in which case we will not receive any return on our investment. In addition, our investments may not generate income, either in the immediate future, or at all. As a result, we may have to sell additional stock, or borrow money, to cover our operating expenses. The effect of such actions could cause our stock price to decline or, if we are not successful in raising additional capital, we could cease to continue as a going concern.

Our officers and directors have no prior experience in operating a business development company, and this lack of experience may result in additional costs to the company and the losses of certain opportunities.  Since none of our officers and directors have any experience in operating a business development company, they may need to hire additional advisors to educate them, resulting in additional costs to the company, and they may fail to recognize certain profitable opportunities and situations that more experienced management would readily recognize.

We may become subject to regulation under the Investment Company Act and be unable to comply with the Act.

As a business development company, we are currently subject to sections 55 through 65 of the Investment Company Act of 1940.  In the event that we engage in investment activities which result in us holding passive interests in which we do not provide management assistance, we may be required to register under the Investment Company Act of 1940 and incur significant registration and compliance costs, or face adverse consequences for violation of the Act.

PORTFOLIO COMPANIES

We presently have interests in one portfolio company, Signature Entertainment, LLC, a private company which was organized as a limited liability company in the state of Nevada (No. E0217672008-2) on April 2, 2008.    The descriptions below are of the business and plan of operations of our portfolio company, and not the Company itself.

Signature Entertainment

Signature Entertainment LLC (“Signature”) is a start-up entertainment company with no current operations.  Signature’s plan of operations is to specialize in the marketing and sales of independently produced films.  It is newly formed and has no operations.

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Each year, independent filmmakers produce over 15,000 films while only a small fraction are able to secure distribution for their product.  At the same time, the proliferation of theatrical and home entertainment outlets, including DVD/video such as Fox Video, Sony Video, Wal-Mart, Blockbuster, pay-per-view/video-on-demand, such as In Demand, pay and free cable/satellite, such as HBO and Showtime, free television, new media, such as Internet, pod-casting, web series, and electronic delivery systems, and international markets, has resulted in an ever-increasing demand for filmed entertainment content around the globe.  However, the market connecting the filmmakers and the buyers of content is controlled by a few players in the industry.

The majority of Signature’s business operates in a small, low risk, and profitable segment of the entertainment industry that connects the independent filmmakers and distribution outlets.  Signature’s principal activities will consist of the following three complementary areas (in order of emphasis):

Sales agent – Signature licenses partially or fully completed films made by independent filmmakers to entertainment distributions companies such as those listed above.  Signature recoups expenses and earns commissions from the first dollar collected under the licensing deals it generates.   Unlike film producers who make large investments in the production of their films (with little guarantee of return), Signature is able to generate its revenue from these films with minimal investment and risk.

Negative pickups – Signature produces a film on behalf of a studio.  Signature earns the difference between the predetermined budget and the actual cost of making the film, as well as a producer’s fee, typically generating between 5% - 10% of the total budget.

Film production – Signature identifies, produces, and secures distribution of a film.  Signature  owns the film in perpetuity and directly participates in all revenue generated by the film.  Signature will only produce films when distribution is secured in advance by its sales agent arm.

There are few significant players in the small independent film sales agent business. The more prominent companies in this sector now focus on larger independent films.  Companies such as New Line Cinema, LionsGate, and The Weinstein Company, all began selling and distributing low-budget independent films before being acquired by major studios or going public.  As these companies have grown, their business has progressed toward larger budget films, creating an opportunity for Signature with smaller budgeted films.  In addition, investors such as Mark Cuban and Paul Allen are investing millions of dollars in entertainment production and distribution companies, such as Lions Gate, in order to secure content for their media outlets (HDNet and Charter Communications respectively).

Signature’s leading principal has 23 years experience in producing, selling and distributing feature film and television programming, having established a proven track record as well as valuable relationships throughout the entire film supply chain from independent producers to the buyers of filmed entertainment.  These relationships allow Signature to operate in a lucrative and low-risk side of the entertainment business.  Signature anticipates having offices in both New York and Los Angeles.

Industry/Market Overview

The motion picture industry continues to both grow and evolve.   2006 U.S. box office gross revenues reached approximately $8.8 billion

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In the U.S. and international markets, the number of outlets for filmed entertainment continues to increase and fuel demand.  These outlets include: theaters, home video, such as DVD/Video purchases and rentals, television  pay per view, video on demand, premium and pay cable, free television, and satellite, and new media outlets.  In particular, the subscription growth in satellite and digital cable systems has providers scrambling to acquire programming for up to 500 channels.  As the number of home entertainment outlets continues to rise, the percentage of revenues earned by films in non-theatrical distribution outlets over all media outlets will continue to increase.

Another trend in the film industry is the significance of the independent film producers who produce over 15,000 films each year.  Independent films are defined as films financed by any source other than a major studio.  Independent film producers focus on raising money for the making and production of their films; they do not have the know-how or relationships to get their pictures distributed.  Accordingly, of the thousand of films produced each year, only several hundred generate any revenue at all while only a few dozen get distributed to theaters.  In fact, over 83% of DVDs in the market have never been released in theaters.

While the lion’s share of theatrical revenues continues to be generated from the major studio productions, the number of revenue generating films produced by independent filmmakers continues to rise.  In 2006, worldwide sales of independent films in all outlets were estimated to be well over $6 billion.  Festivals like Sundance, Tribeca, Toronto, Berlin and others that showcase independent films are now major entertainment industry events.  In addition, each year several low-budget independent movies continue to “breakout” generating hundreds of millions in revenues, such as, Little Miss Sunshine, Napoleon Dynamite, Cabin Fever, Saw, Diary of A Mad Black Woman, The Blair Witch Project.

The Film Industry

The making and marketing of a movie can be broadly divided into two areas – production and distribution.

Production

The production of a film includes:

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Identifying and acquiring the rights to a story.

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Preproduction (budgeting, casting, location scouting, set design, etc.)

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Principal photography

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Post production (editing, scoring, credits, dubbing, effects, etc.)

The aggregate costs associated with the production of a film are known as “negative costs”.  Independent filmmakers typically finance these costs with proceeds from “friends and family”, and occasionally individual investors.  The financial undertaking of independent film production represent the riskiest element in the economics of the film industry because even the best made film will generate no revenue without distribution.  Unbelievably, extremely few independent films have secured distribution before production commences and only a small fraction of films made get distributed at all.

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Distribution

The distribution of a film encompasses marketing, advertising and duplicating in all of the outlets (as described above).  Films are usually distributed to markets in order of marginal revenue potential.  Typically the order will be as follows:

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Domestic theatrical

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Foreign theatrical

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Worldwide DVD/Video

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Pay per view (PPV)

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Pay TV

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Foreign TV

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Network TV

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Syndication

Financial success in the theatrical markets is as much determined by a film’s marketing budget (which can equal and even surpass a film’s negative cost) as much as it is by the characteristics of the film, such as quality, cast and genre.  Accordingly, most independent movies, many that appeal to niche audiences, skip theatrical outlets and go “straight to DVD/Video”.

With respect to domestic outlets, most film distribution, both theatrical and non-theatrical, is controlled by the major film entertainment companies, such as Disney; Fox, Paramount and Sony,  as well as mini major companies, such as Lion’s Gate, Think Films, and Focus Features.  Independent filmmakers that do get distribution for their films typically receive “net proceed” deals which mean they receive licensee fees after the distributor/sales agent collects their commissions and recoups their costs.

Domestic Theatrical Distribution

Most producers of independent films that get distributed to the domestic theatrical marketplace do so under “net proceeds” arrangements.  In these arrangements, the distributor retains a distribution fee from the “film rental” (amount received from the exhibitor) and recoups the costs incurred in distributing the film from proceeds.  After these costs are recovered, the remaining amounts constitute “net proceeds” which are typically allocated according to negotiated percentages.

Foreign Distribution

Films released into foreign theatrical markets are typically licensed by distributors who then sublicense the rights to all outlets to foreign sub distributors on a territorial basis.  With respect to independent films, these deals are usually done either on a net proceeds basis or on a flat fee basis.

Worldwide DVD/Video Distribution

DVD/video cassettes are sold by distributor/sales agents directly to wholesalers who resell them to retailers who in turn rent or sell them to the public.

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Television Distribution

Films licensed for television distribution, which includes pay-per view/cable television, network television, satellite, and VOD and television syndication, are typically done so for a fixed number of showings over a period usually commencing one to four years after the initial theatrical or DVD/video release of the picture.  With syndication, producers may license the right to broadcast a picture on local commercial television stations in the United States.

Sales Agents

While there are purportedly over a hundred companies that act as sales agents for independently produced films, there are only a handful of reputable companies with substantial backing and the ability to integrate and weather the ever changing marketplace.  This points out the opportunity in the industry and is not meant to refer that Signature, a newly created development stage entity with limited financial backing, is among this handful of companies.

Products & Services

The majority of Signature’s business focuses on the licensing of independently produced films to domestic and international distributors “sales agent”.  In addition, Signature will produce small budget movies for major and sub-major studios under ‘negative pickup’ arrangements- as well as produce movies that Signature will own  in perpetuity.

Sales Agent

The overwhelming majority of independent films are made without adequate financing and/or distribution arrangements.  Often independent filmmakers run out of money during the finishing stages of a film.  In some cases, films get “stuck” in post production due to lack of payment to suppliers or become foreclosed films held by financial institutions and/or post production houses.  Those that have managed to complete their films then have the daunting undertaking of marketing the film to distributors.

Signature’s primary focus is to act as a sales agent for independent film producers by providing the sales and marketing services for films.  Signature acquires the rights to license these films (which are either fully or partially completed) from the filmmakers for little or no cash outlay.  Signature then licenses the films to distributors in the various outlets (i.e., theatrical, home video, cable, TV, international, etc.).  The process usually takes between 1 – 12 months beginning when the sales agreement is effected with the filmmaker.  For a minimum cash outlay, Signature can participate in the revenue streams of films that cost hundreds of thousands to millions of dollars to produce.   In addition, Signature will earn commissions from the first dollar received and recoups its upfront expense before the producer receives any proceeds.

Signature’s principals have the relationships and credibility with independent filmmakers, production suppliers and the distribution companies.  This is due to their track record of profitably identifying and licensing films on behalf of producers.  Further, the production experience of Signature’s principals enables them to enable the completion of any unfinished films quickly and efficiently.

Acquisitions and Marketing

Signature identifies films through its network of independent filmmakers as well as industry festivals and trade shows including Sundance, Tribeca, Cannes, and Toronto.  Signature estimates that it will represent, as a sales agent, 60+ films in the five years of this plan.  These films are projected to have gross licensing fees ranging from $350,000 to $3,000,000 with the majority of films generating gross licensing fees in the high six figures.   While it is possible that one or more of these films is distributed in theaters, the projected gross licensing fees only include revenue from non-theatrical outlets.

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Signature will acquire the rights to license (as sales agent) films for a period of 7 to 25 years in return for a commission ranging from 10 to 30% of the licensing fees paid by the distributors.  In some cases, Signature will incur minimal upfront costs including: advances to the filmmaker, costs for finalizing the film, and marketing costs.  Upon signing a sales agent agreement, Signature and the filmmakers agree on the “market attendance fees”, trailer/artwork and other marketing costs.  These costs, along with any advances to the filmmaker and/or costs to complete the film, are recouped by Signature after its commission, but before any proceeds are paid to the filmmaker.  Signature will incur costs of approximately $40,000 to $150,000 per film to prepare marketing materials including the production of a trailer, artwork, etc.

Signature markets these films to distributors in all domestic and international outlets by utilizing its relationships with distributors for various markets as well as through industry shows and conferences (e.g., AFM, MIPCOM, and NATPE).

Sample gross profit calculation for a typical sales agent arrangement:

	Total		Signature (gross profit)
Gross licensing fees	$500,000
Signature commission	(125,000)		$125,000
Acquisition cost	(50,000)	(A)	5,000	(B)
Marketing (trailer & artwork)	(50,000)	(A)
Market attendance fees	(70,000)	(A)	45,500	(C)
Balance to producer	$205,000		$175,500
Signature gross profit

(A) Recoupable after commission
(B) Marketing costs have a 10% margin
(C) Market attendance fees typically have at least a 65% margin

Negative Pickups

Studios often hire film production companies to produce lower budgeted films.  In these situations, known as “negative pickups”, the studio and the production company agree on a budget for the film and the production company keeps the difference of the budget and the actual cost of producing the film, as well as a producer’s fee, typically generating between 5% to 10% of the total budget.

Signature’s principals have profitably produced low budget films.  Signature’s ability to produce quality films at or under budget stems from low overhead and excellent relationships with industry suppliers.  As Signature does not receive funds (other than the producer’s fee which is paid over the course of production) from the studio until after the film is delivered, a credit facility will be arranged to cover the cost of producing the film.  In addition, a completion bond is obtained.

Signature expects to produce approximately 5 films under negative pickup arrangements with budgets ranging from $1.4 to $3.8 million in the five years covered by this plan generating estimated profits ranging from $300,000 to $900,000 per film.

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Internal Production

The financing and production of movies is often the riskiest and most rewarding part of the entertainment business. Signature will mitigate the inherent risks by only producing films that have secured distribution in some or all markets.  In addition, Signature will act as the sales agent for the films it produces.  In the five years covered by this plan, Signature plans on producing 10 films with an average budget of $300,000.  These films are estimated to generated revenues ranging from $500,000 to $1,500,000 averaging $700,000.

Motion Picture Production

Initially, Signature  will produce quality, moderately budgeted feature-length motion pictures, from a variety of genres, for worldwide distribution, which it will generally develop internally.  Said films will have a majority of the production budget pre-sold prior to embarking on production.  Signature will look to have approximately 75% of any individual budget covered by license fees to mitigate the downside risk of production.

Late-Night Banner

Under a Late Night banner, Signature will produce feature-length motion pictures, generally budgeted at approximately $200,000 each (inclusive of corporate overhead and distribution expenses), with erotic R-Rated content that is produced to be distributed worldwide to cable television channels (e.g., HBO, Showtime, Cinemax and Playboy TV, etc.) worldwide during “late-night” time slots, and to and through the home entertainment distribution window (e.g., video and DVD).

Officers and Directors

Joseph Dickstein – Managing Member

Mr. Dickstein has been Senior Vice President of Film Acquisitions and Marketing at Mainline Releasing / Lightning Entertainment / MRG, a production and distribution company, since August 1998.  In his tenure at Mainline, Dickstein has increased the company’s revenues from film acquisitions, licensing and production from $4,000,000 to $18,000,000 per year.  Dickstein has been responsible for the acquisition and distribution of over one hundred films.

Prior to Mainline, Mr. Dickstein served as senior Vice President of Worldwide Sales and Distributions for G.E.L. Productions & Distributions Inc. where he shared responsibility for all facets of worldwide sales, acquisitions, film productions, strategic planning and corporate affairs.  He also directed marketing campaigns and attended all international sales markets.

Mr. Dickstein financed and produced over 500 hours of special interest military oriented programming, which he negotiated and sold to the Military Channel.  Additionally, he purchased the franchise rights for numerous Haagen-Dazs stores in Los Angeles and San Francisco which he later sold at a substantial profit.

Amy Steuer – Acquisition and Marketing Executive

Ms. Steuer currently owns Integration Entertainment, a company that represents and brokers deals for completed films. She has been involved with such films as Nelly's SNIPES (Columbia Tri-Star and New Line Television), NOW YOU KNOW (The Weinstein Company), WRESTLEMANIAC (Anchor Bay), SASQUATCH HUNTERS (Sony), H.P. LOVECRAFT'S BEYOND THE WALL OF SLEEP, FEAR OF CLOWNS, SEA OF FEAR (Lionsgate), PERTH (Tartan), and many, many others.

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She maintains ongoing relationships with companies such as New Line Cinema, Lionsgate, Revolution Studios, Columbia Tri-Star (Sony), Blockbuster, The Weinstein Company, Legendary Pictures, Warner Bros, Fox, Paramount, and Universal, as well as extensive relationships with Newmarket, Genius Entertainment and others.

Prior to forming Integration Entertainment, Steuer served as the Executive Director of Acquisitions at Artisan Entertainment. While at Artisan, she was the Executive in Charge of Production on features such as TICKER (Tom Sizemore, Steven Seagal, Nas, Jaime Pressley, Dennis Hopper), GOOD ADVICE (Charlie Sheen, Denise Richards, Angie Harmon) and many other films.

Prior to Artisan, Steuer worked in Acquisitions and Development at Hallmark Entertainment, Spelling Films, Republic Pictures and Prism Pictures.

PLAN OF DISTRIBUTION

This offering is self-underwritten, offered by our officers and directors, and we are not using an underwriter.  However, we will invite brokers licensed by FINRA to participate in the offering on a best efforts basis.  If any brokers do participate in the offering, we will pay a 10% commission and a 3% unaccountable expense allowance for all sales actually made through the efforts of a broker in this offering, including Marquis Financial Services of Indiana, Inc., who has expressed interest in participating in this offering, but has not yet entered into a selective dealer’s agreement.  No securities or any type of other compensation will be issued to Marquis Financial Services of Indiana, or any broker dealer as part of that broker dealer’s compensation.  In the event that this offering is terminated, said broker dealers shall be entitled to reimbursement of only their actual accountable out of pocket expenses.  No securities shall be taken in trade by any broker/dealer participating in this offering.  No selling concessions, discounts, or other allowances shall be granted or received by any broker dealer participating in this offering, other than to a broker or dealer actually engaged in the investment banking or securities business, pursuant to NASD Rule 2740.  No broker or dealer participating in this offering shall sell the securities to, or place the securities with, any person or account which is a related person of the member unless such related person is itself subject to NASD Rule 2750 or is a non-member foreign broker or dealer who has entered into the agreements required by NASD Rule 2740c, except the sale of securities to, or the placement of securities in, a trading or investment account of a member or a related person of a member after termination of the fixed price offering if the member or the related person of the member has made a bona fide public offering of the securities, pursuant to NASD Rule 2750.  We may pay up to a 10% finder’s fee in cash to referrals from any non-broker dealer who refer investors who purchase Units in the offering.

The offering shall be conducted on a best efforts basis with no minimum. Units in this offering are offered at $4.00 cash per Unit.  Each Unit consists of one share of common stock and one Warrant to Purchase one share of common stock at the price of $4.00 per share.  Our officers intend to seek to sell the common stock to be sold in this offering by contacting persons with whom they have had prior contact, including shareholders of  Imperia Entertainment, Inc., and by seeking additional persons who may have interest through various methods such as mail, telephone, and email. Any solicitations by mail or email will be preceded by or accompanied by a copy of this Offering Circular. We do not intend to offer the securities over the Internet or through general solicitation or advertising, except as permitted by federal and state securities laws. Our officers are relying on an exemption from registration as a broker-dealer pursuant to Rule 3a4-1 of the Securities Exchange Act of 1934 in that they are not statutorily disqualified, are not compensated in connection with their participation by the payment of commissions based on transactions in securities, are not associated with a broker or dealer and have not been for the prior 12 months, perform substantial other duties for the Company otherwise than in connection with transactions in securities, and do not participate in selling an offering of securities for any issuer more than once every 12 months.

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 There is no escrow or trust or deposit account for investor funds, and the proceeds may be utilized by Independent Film Development Corporation in its discretion. Our common stock is not currently listed or quoted on any quotation medium. This offering will terminate six months from the date of this offering circular.

Share certificates representing common stock as part of each unit will not bear restrictive legends and will be freely tradable.  However, subscribers will be required to represent on their subscription agreement that they are purchasing the shares for investment purposes.  Any subscriber who rapidly resells their shares could be deemed to be an underwriter as that term is defined in Section 2(a)(11) of the Securities Act of 1933.

Shares may be purchased only for cash.

MANAGEMENT AND CERTAIN SECURITY HOLDERS OF THE ISSUER

The following table sets forth information furnished to us with respect to the beneficial ownership of our common stock by (i) each executive officer, director and nominee, and by all directors and executive officers as a group, and (ii) each beneficial owner of more than five percent of our outstanding common stock, in each case as of August 28, 2008. Unless otherwise indicated, each of the persons listed has sole voting and dispositive power with respect to the shares shown as beneficially owned.

Title of Class	Name and Address of Beneficial Owner	Amount of Beneficial Ownership	Percent of Class
Common Stock	Kenneth Eade 190 N Canon Drive Suite 420 Beverly Hills, CA 90210	13,500	100%
Common Stock	Earl T. Williams 4970 North Placita Aguilera, AZ 85745	0	0%
Common Stock	Jeff Ritchie 190 N Canon Drive Suite 420 Beverly Hills, CA 90210	0	0%
Common Stock	George Ivakhnik 190 N Canon Drive Suite 420 Beverly Hills, CA 90210	0	0%
Common Stock	Shares of directors and executive officers as a group (4 persons)	13,500	100%

The issuer is not aware of any person who owns of record, or is known to own beneficially, five percent or more of the outstanding securities of any class of the issuer, other than as set forth above. The issuer is not aware of any person who controls the issuer as specified in section 2(a)(1) of the Investment Company Act of 1940. The Company does not have an investment advisor.  The amount set forth above does not include 118,000 shares owned by non-affiliates with stop transfers thereon.  Our independent directors hold no shares.

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Background Information

The following background information for each of our officers and directors is provided:

Affiliate Officers and Directors

Jeff Ritchie.  Jeff Ritchie is the current Chief Executive Officer and director of the company, since 2008.  Ritchie began his film career in post-production by using advancements in computer technology to create a cost-effective computer graphics company with such clients as Disney and CBS.  Having a lifelong passion for filmmaking, Ritchie sold his company and started working in film production. Ritchie worked for various studios, completing over 15 films, during that time Ritchie quickly rose up the ranks of feature film producer, and has produced over a dozen feature films, written three produced scripts and produced numerous commercials all in the last eight years.  Ritchie has experience in managing private production companies, working for such production companies such as Crystal Sky Communications (Ghost Rider, Baby Genuises), Roger Corman’s New Horizon (The Haunting of Hell House), and has become a mainstay in the film industry and has developed solid relationships with studios and mini majors along with working relationships with production companies, sales distribution companies and with management and talent agencies.  Ritchie’s film credits include 'SOULKEEPER'  a film made on a very modest budget, which premiered on the sci-fi channel in 2001 and scored in the top non-theatrical sales week after week at video stores.  He produced and wrote 'COOKERS' a hardcore, gritty drug/horror story that has made the rounds at many film festivals including Milan Film Festival where it won Best Film, Best Cinematography, Best Editing and Best Music. It also won best film and best script at Screamfest and has garnered awards at many other film festivals around the world. Cookers also enjoyed a small but successful theatrical release.   Ritchie wrote and produced 'AMERICAN CRIME', a psychological thriller which stars Rachel Leigh Cook, Kip Pardue, Annabella Sciorra and Carey Elwes. He followed it with the release of the heartwarming romantic Comedy 'MR. FIXIT' starring David Boreanz.  Both films had overseas theatrical releases and garnered high sales domestically.

Kenneth G. Eade.  Mr. Eade is the current Secretary, Chief Compliance Officer, and Director of the Company, since inception.  He has served as the Chairman of Imperia Entertainment, Inc., from  July 2005 through December 2007, and served as its CEO from March 2007 through December 2007.  From February 2007 through September 2007, he served as the President of Muller Media, Inc.  From October 5, 2003 through June 2005, he served as President of Muller Media, Inc.  From 1998 to the present time, he has been engaged in the practice of corporate and securities law, doing public and private offerings, SEC filings, blue sky state filings, mergers and acquisitions, and helping small to medium sized development stage companies to obtain quotations of their securities on recognized quotation mediums.  From 1987 through 1998, he was engaged in the practice of general law, emphasizing corporate and securities law.  He is a member of the California Bar, and the federal District Court for the Central District of California.  He holds a Juris Doctor in Law from Southwestern University School of Law, and a B.A. in Liberal Studies from California State University, Northridge.  Mr. Eade stipulated to discipline including a 60 day suspension from practice by the California Bar in 1992 in connection with a personal injury case he successfully tried in the 80’s, because of his failure to pay a chiropractor more than the jury awarded in medical expenses.  This led to him stipulating to discipline with no actual suspension in 1995 for the unauthorized practice of law because he had not been able to find attorneys to substitute for him in certain contingency cases, and continued to help the litigants in pro per with certain legal papers.  In 2001 he stipulated to discipline with no actual suspension for the late return of a flat fee charged for a bankruptcy matter after the bankruptcy petition had been drawn but the client decided not to file, because the flat fee included a filing fee that was not sequestered in a trust account.

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George Ivakhnik.  George Ivakhnik is the current Vice President and Treasurer of the Company, since November 29, 2007.  Since September 2007 he has also acted as the Vice President of the Capital Markets Division of Imperia Entertainment, Inc.  He previously served as the founder and Chief Executive Officer for Financial Innovations, which developed incentive approaches to traditional mortgage financings.  He previously served as CEO of a commercial REIT and performed capital formation functions for an international real estate development company.  Mr. Ivakhnik has worked for years on independent capital acquisitions for U.S. based real estate, technology and de novo bank institutions, locating both equity for acquisitions, and as an independent financial planner, advising on everything from real estate to portfolio asset allocations.  He has also provided financial engineering services to nonprofit organizations, such as the World Center for Russian Jewry on funding and capital structures.  Mr. Ivakhnik attended Community College of Denver and Metropolitan State University, studying finance, capital markets and economics.  He holds a Series 7 and 66 Securities License.

Earl T. Williams.  Mr. Williams has been Chief Financial Officer of the company since August 14, 2008.  Mr. Williams currently serves as the Chief Financial Officer of Latitute Engineering, Tucson, Arizona, since July 2007.  He served as Chief Financial Officer for Library Associates in Beverly Hills, California from November 2003 through July 2007.  He was Division Controller for AXT Optoelectronics in Monterey Park, California from November 2001 through November 2003, and served as Vice President of Finance for Allsport Photography, Inc./Getty Images, Inc. in Santa Monica, California from October 1999 through July 2001.  Mr. Williams served as a Senior Auditor for Arthur Andersen in San Antonio, Texas and Los Angeles, California from May 1987 through April 1992.  Working in public accounting at Arthur Andersen and in private industry as Controller for several large companies, including Getty Images’ Los Angeles Division, has provided a solid foundation on which Mr. Williams has refined his focus on meaningful business metrics and strong financial planning. While at Arthur Andersen, he worked in both the audit practice and the Real Estate Portfolio Services Group, which specialized in performing due diligence on loan portfolios and the financial modeling of large securitization transactions. At Getty Images, he helped consolidate the accounting, facilities and back office operations of several content companies purchased by Getty Images in Los Angeles.  As an owner and Chief Financial Officer of two privately held companies, he has personal experience in mergers and acquisitions along with the related challenges of integrating new organizations within a closely-held corporation.  Mr. Williams' ability to raise necessary capital as well as define a company's financial direction have been the key to his successful financial engineering.  Mr. Williams holds a B.S. in Business Administration with an emphasis in Accounting from Trinity University (1987) and obtained his CPA certification from the Texas State Board of Public Accountancy.

Non-interested directors

Patrick Peach.  Patrick Peach has been an independent director of the company since April 21, 2008.  Mr. Peach started his entertainment career as a literary agent, and produced his first film at the age of 23.  As an independent producer, his credits include, Prey of the Chameleon, A Showtime world premiere in 1992, The Chinatown Connection, Big Bad John, Bitter Harvest, and the Glass Shield.  Through his own production company, Peach produced When the Bough Breaks (1993), Mother (1994) and Galaxis.  From 1994 through 1995, Peach served as Supervising Producer for Film Finances, Inc. on the completion of eight visual effects intensive features by Full Moon Entertainment, including Josh Kirby: Time Warrior, Pre Hysteria II, and The Wee Folk I & II.    In 1995, he produced Maximum Surge, an interactive game and movie for Digital Pictures.  In 1996 he produced Sticks and Stones for Hallmark Entertainment, co-produced, DNA, an HBO World Premiere, and was Supervising Producer on Bombshell, a Sci-Fi Channel World Premiere.  He also produced Suicide Kings (1998) for Artisan Entertainment.  Since 1998, Peach has produced P.U.N.K.S., a Disney Original Picture, and worked on several films for Miramax, Lions Gate, and Dimension Films.  In 2000, he co-produced Highlander: Endgame, and worked for Miramax on Equilibrium and Imposter.  In 2001, as a result of his work on Project Greenlight, Peach produced Stolen Summer, released by Miramax in 2002.

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 Since then, he has co-produced the Theme Park Attraction, StarTrek Voyager: Borg Encounter, Outin Riley (2004), Icon (2004), Canes, and has worked on Cookers (2005), the Guardian (2006), and Nanking.  Peach also produces commercials for clients Renault, Volkswagen, Nickelodeon and Comedy Central.  He has studied entertainment law, film production; screenwriting, distribution, marketing and finance at UCLQ, USC, AFI and Writer’s Boot Camp.

Sanford M. Passman.  Sanford M. Passman has been an independent director of the company since April 21, 2008.  Mr. Passman has served as a member of the California Bar since 1977.  A well known litigator in Los Angeles, Passman’s practice concentrates heavily on entertainment law and securities litigation.  Passman served as a partner of Miracle Entertainment, Inc., a personal management for recording artists.  He founded Outpost Management, representing directors, writers and actors, produced The Big Knife, on stage, a theatrical motion picture, burning Down the House, an award winning musical documentary, Standing in the Shadows of Motown, and is a partner in Rimshot Management, a personal management firm representing musical artists.  He is also a founding partner of Tripartite LLC, an entity with various Internet business interests.

Robert Searcy.  Robert Searcy has been an independent director of the company since August 8, 2008.  Mr. Searcy is the current principal of Terra Firma Services since 1995, a company which specializes in land use planning and project management and development.  At the helm of Terra Firma, Mr. Searcy has managed telecommunications sites for AT&T Wireless, L.A. Cellular and Bechtel, and for Sprint and Lucent Technologies.  From 2004 through 2007, he was employed as a Land use and Entitlement manager for MWH Development Corporation.  From 1995 through 1996 he was employed as the Principal Planner for the City of Calabasas, managing the day to day operations of the Planning and Environmental Services Departments and served as the City Council and Planning Commission Coordinator/Liaison .  From 1990 through 1995, he served as Senior Planner for the City of Diamond Bar.  He holds a Masters Degree in Urban Planning (1989) from Kansas University and a B.A. in Political Science (1985) from Washburn University.  He has served on the board of directors of the Century City Chamber of Commerce, and the San Gabriel Fair Housing Council.

SUMMARY COMPENSATION TABLE

Name and principal position	Year	Salary	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation Earnings	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Kenneth Eade, President	2007	$0	$0	$0	$0	$0	$0	$0
George Ivakhnik, V.P. Treasurer	2007	$0	$0	$0	$0	$0	$0	$0
Jeff Ritchie, CEO	2007	$0	$0	$0	$0	$0	$0	$0

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PORTFOLIO COMPANIES

Title and number of shares	Business	Name and address	Nature of securities owned or amount of loan of portfolio principal business controlled	Value at June 30, 2008	Percentage of class of securities owned	Percentage of total controlled or held by value of portfolio issuer companies

LLC membership interests	Film distribution	Signature Entertainment, Beverly Hills, CA	LLC membership interests	$ 50,000	100%	100%

Total Securities				$ 50,000

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On September 24, 2007, 5,000,000 shares of common stock were issued to officer and director Kenneth Eade, pursuant to Section 4(2) of the Securities Act of 1933.  As part of the agreement, and in anticipation of the Company’s acquisition of securities of Imperia Entertainment, Eade agreed to cancel 300,000 of the 500,010 convertible preferred shares owned by him which were, at the time, convertible to 3 billion shares convertible to 3 billion shares, upon the purchase by IFDC of Imperia shares

On November 29, 2007, 1,000,000 shares of common stock were issued to officer and director Kenneth Eade, in exchange for preferred stock of Imperia Entertainment, Inc., pursuant to Section 4(2) of the Securities Act of 1933.

On November 29, 2007, 1,000,000 shares of common stock were issued to officer and director George Ivakhnik, in exchange for preferred stock of Imperia Entertainment, Inc., pursuant to Section 4(2) of the Securities Act of 1933.

In the second quarter of its fiscal year, the Company acquired, from Jeff Ritchie, who subsequently became an officer and director of the company, an unincorporated entity to be known as Signature Entertainment, LLC, with a business plan to engage in film distribution.  While in formation, Signature Entertainment attempted to capitalize itself with a private placement, but abandoned the offering.  In March 2008, the company and Ritchie entered into a modification of the acquisition agreement, whereby the company agreed to advance the costs of organization of Signature and to use its best efforts to obtain funding for Signature’s first three years of operations, and also acquired from Ritchie 50% of the membership interests in Mainline Films, LLC, in exchange for 1,000,000 shares of common stock of the company.  The membership interests of have been valued at their fair market value.

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On August 6, 2008, the issuance of 5,000,000 shares to Kenneth Eade was mutually rescinded and the transaction was reformed.  The board of directors approved the rescission as fair and reasonable and Mr. Eade released any and all claims he may have against the company as a result of the transaction and its rescission.

The reformed transaction re-issued 13,500 shares to Mr. Eade at the price of $4.00 per share, in exchange for organizational costs of the Company, paying costs of the Company’s executive offices, telephones, secretarial and clerical services from inception through September 30, 2008, in the amount of $54,200, and unreimbursed operational costs of $7,370.  The board of directors has approved the reformed transaction as fair and reasonable and in the best interests of the company, and the transaction is subject to the approval of the United States Securities and Exchange Commission.

On August 6, 2008, the issuance of 1,000,000 shares of company common stock to Kenneth Eade in exchange for 100,000 preferred shares of Imperia Entertainment, Inc. was mutually rescinded and the transaction was reformed.  The board of directors approved the rescission as fair and reasonable and Mr. Eade released any and all claims he may have against the company as a result of the transaction and its rescission. The reformed transaction re-issued 495,000 shares of company common stock to Mr. Eade in exchange for the 100,000 shares of Imperia preferred convertible  stock (post reverse split 1,000 shares of preferred stock).  In addition, Mr. Eade was issued 1,500,000 shares of common stock of the company in exchange for 300,000 (3,000 post reverse) preferred convertible shares of Imperia common stock.  The board of directors has approved the transaction as fair and reasonable and in the best interests of the company, and the transaction is subject to the approval of the United States Securities and Exchange Commission.

On August 6, 2008, the issuance of 1,000,000 shares of company common stock to George Ivakhnik in exchange for 100,000 shares of preferred convertible stock in Imperia Entertainment, Inc. was rescinded and the transaction was reformed.  The board of directors approved the rescission as fair and reasonable and Mr. Ivakhnik released any and all claims he may have against the company as a result of the transaction and its rescission. The reformed transaction re-issued 495,000 shares of company common stock to Mr. Ivakhnik in exchange for the 100,000 (post reverse split 1,000) preferred convertible common shares of Imperia.  The board of directors has approved the transaction as fair and reasonable and in the best interests of the company, and the transaction is subject to the approval of the United States Securities and Exchange Commission.

On August 6, 2008, the issuance of 1,000,000 shares to Jeff Ritchie in exchange for 50% of the membership  interests of Mainline Films, LLC was rescinded and the 1,000,000 shares cancelled and returned to treasury.  The transaction was approved by the board of directors as fair and reasonable and Mr. Ritchie released any and all claims he may have against the company as a result of the transaction and its rescission.

On August 26, 2008, the entire transaction by which shares of Imperia Entertainment, Inc. were acquired was mutually rescinded, and 2,371,938 common shares were returned to the Company transfer agent for cancellation.  There remains 118,000 gifted shares held by outside shareholders, which have had stop transfer orders placed on them at the transfer agent level, and the company is seeking the voluntary return of the shares for cancellation.  The Company will take court action to cancel any share certificates that are not returned for cancellation.

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CAPITAL STOCK AND OTHER SECURITIES

The authorized capital stock of IFDC consists of 500,000,000 of Common stock, $.0001 par value per share and 15,000,000 shares of preferred stock.

Preferred stock

Holders of Preferred stock are entitled to the rights conferred upon the stock by the directors.  At present, there are no shares of Preferred stock outstanding.

Common stock

Holders of Common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders, including the election of directors. At present, there are 13,500 shares of common stock issued and outstanding.

Holders of common stock do not have subscription, redemption or conversion rights, nor do they have any preemptive rights.

Holders of common stock do not have cumulative voting rights, which means that the holders of more than half of all voting rights with respect to common stock can elect all of IFDC s directors. The Board of directors is empowered to fill any vacancies on the Board of directors created by resignations, provided that it complies with quorum requirements.

Holders of Common stock will be entitled to receive such dividends, if any, as may be declared from time to time by the Board of directors out of funds legally available therefor, and will be entitled to receive, pro rata, all assets of the Company available for distribution to such holders upon liquidation.

Warrants

Warrants offered hereby entitle the holder to purchase one share of common stock of the company per warrant at the price of $4.00 cash per share, are exercisable at any time up until expiration, and may not be called by the company.  Warrants expire by their terms on December 10, 2008.  The Company intends to issue the common stock underlying the Warrants pursuant to the exemption contained in Regulation E.

Income Tax Consequences

The following is a brief summary of the principal federal income tax consequences of the purchase of the shares offered in this offering. This summary is not intended to be exhaustive and does not describe foreign, state or local tax consequences. Investors are advised to consult their personal tax advisors with regard to all tax consequences arising with respect to the purchase of the securities.

For federal and state income tax purposes, the Company is taxed at regular corporate rates on ordinary income and realized gain. It is not entitled to the special tax treatment available to more regulated investment companies under subchapter M of the Internal Revenue Code.  However, the Company plans to conduct its affairs, if possible, to minimize or eliminate federal and state income taxes. Distributions of cash or property by the Company to its stockholders will be taxable as ordinary income only to the extent that the Company has current or accumulated earnings and profits.

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The "alternative tax" rate at which corporations are taxed on long-term capital gains is up to 35% pursuant to the Tax Reform Act of 1986. A corporation generally may offset capital loss only against capital gain. Generally, if the Company realizes a net capital loss for any taxable year, it can carry back such net capital loss only against capital gain. Such a net capital loss for any taxable year can generally be carried back to each of the three preceding taxable years, and then any unused portion thereof may be carried over into the subsequent taxable years for a period of five years.

Information Reporting and Backup Withholding

We must report annually to the IRS the amount of dividends or other distributions we pay to you on your shares of our common stock and the amount of tax we withhold on these distributions regardless of whether withholding is required. The IRS may make copies of the information returns reporting those dividends and amounts withheld available to the tax authorities in the country in which you reside pursuant to the provisions of an applicable income tax treaty or exchange of information treaty.

The United States imposes a backup withholding tax (currently at the rate of 30%, but subject to future adjustment) on dividends and certain other types of payments to U.S. persons.

Any amounts withheld with respect to your shares of our common stock under the backup withholding rules will be refunded to you or credited against your U.S. federal income tax liability, if any, by the IRS if the required information is furnished in a timely manner.

DILUTION

Our net asset value at December 31, 2007, was approximately $49,019.    Our net asset value on August 28, 2008 was approximately $48,148 , or $3.57 per share.  Net asset value per share is determined by dividing our stockholders net investment, which is total tangible assets less total liabilities, in each case as set forth in the Financial Statements appearing elsewhere in this offering circular, by the number of shares of common stock outstanding immediately before this offering. Dilution in net asset value per share represents the difference between the amount per share paid by purchasers of shares of our common stock in this offering and the net asset value per share of our common stock immediately afterwards. After giving effect to our sale of 625,000 units of common stock in this offering, not counting the exercise of all warrants contained in each unit, based on an assumed offering price of $4.00 cash per share, our as adjusted net asset value at August 28, 2008, would be approximately $2,548,148, or $3.99 per share, assuming the sale of all units, without the exercise of all purchase warrants.  Our common stock is registered under the Securities Exchange Act of 1934, and we have elected to be treated as a business development company under the Investment Act of 1940, but do not qualify to be registered under the Investment Act of 1940.  These figures do not include the post-rescission 118,000 shares that have had stop transfers on them pending cancellation.

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The following table illustrates this dilution per share:

Offering price per share . . . . . . . . . . . . . . . . . . . . . . . . .	$ 4.00

Net asset value per share before this offering, as of August 28, 2008 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	3.57

Increase per share attributable to new investors . . . . . . .	.42

As adjusted net asset value per share after this offering .	3.99

Dilution in net asset value per share to new investors . .	$.01

Assuming this offering had occurred on August 28, 2008, the following table summarizes the differences between the total considerations paid, or to be paid, and the average price per share paid, or to be paid, by our current stockholders and the investors in this offering with respect to the number of shares of common stock purchased from us, not counting the exercise of purchase warrants in each unit:

	Shares Purchased	Percent	Total Amount	Consideration	Average Price
Number				Percent

Investors in Offering	625,000	97.89%	$ 2,500,000	97.89%	$4.00
Current stockholders	13,500	2.11%	$ 54,000	2.11%	$4.00
Total	638,500	100%	$ 2,554,000	100%	$4.00

USE OF PROCEEDS

The proceeds of this offering, assuming all 625,000 units are sold, and broker’s commissions are paid for all sales, will be used for the following purposes.  If broker/dealers sell less than all units or no units at all, the excess net offering proceeds will be allocated to IFDC working capital.

Gross Offering Proceeds	$2,500,000
Less Broker's Commissions and expenses	325,000
Less accounting and printing expenses	6,000
Total gross proceeds	2,169,000
Allocation of Net proceeds:
Loan to Signature Entertainment for working capital	1,000,000
Investments in portfolio or other allowable securities	675,000
Salaries to officers of IFDC	300,000
Working Capital for IFDC	194,000
Total	$ 2,169,000

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The allocation of the net proceeds of the Offering set forth above represents IFDC ‘s best estimates based upon its current plans and certain assumptions regarding industry and general economic conditions and IFDC ‘s future revenues and expenditures. If any of these factors change, IFDC,  may find it necessary or advisable to reallocate some of the proceeds within the above-described categories. Working capital includes overhead, telephone, insurance, postage, office supplies, packing materials, advertising, telemarketing, and other miscellaneous expenses.

The loan to Signature Entertainment for working capital will be based on a master note for a line of credit, and proceeds for that master note will be loaned to Signature on an as-needed basis, with interest thereon at the rate of 15% per annum, payable one-half quarterly and one half upon maturity of the loan, which is anticipated to be for a period of three years.

Salaries to officers of IFDC will be paid on a weekly basis.  Other than payments of their salaries, no officers or related or affiliated persons will benefit from receiving any payment from the proceeds of the offering, and no proceeds of the offering will be used to satisfy any Company obligation where an officer; director or other affiliated party would have a potential liability or derive a financial benefit.  The specific investments in portfolio or other allowable securities are at this time not known to the Company..  Working capital includes overhead, telephone, insurance, postage, office supplies, packing materials, advertising, telemarketing, and other miscellaneous expenses.

Proceeds not immediately required for the purposes described above will be invested temporarily, pending their application as described above, in short-term United States government securities, short-term bank certificates of deposit, money market funds or other investment grade, short-term, interest-bearing instruments.

FINANCIAL STATEMENTS

The Company’s financial statements are attached hereto and incorporated herein.  These financial statements should be read in conjunction with our Form 10 on file with the Securities and Exchange Commission.

Report of Independent Registered Public Accounting Firm

To The Board of Directors and Stockholder of Independent Film Development Corporation

We have audited the accompanying balance sheet of Independent Film Development Corporation (a Development Stage Company) as of December 31, 2007, and the related statements of operations, stockholders’ equity and cash flows for the period from September 14, 2007 (inception) to December 31, 2007.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of the Company’s internal control over its financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as  evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

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In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Independent Film Development Corporation as of December 31, 2007, and the results of its operations and cash flows for the period September 14, 2007 (inception) to December 31, 2007, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As described in Note 2 to the financial statements  the Company has not generated any significant revenue during the period September 14, 2007 (inception) through December 31, 2007 and has funded its operations primarily through the issuance of equity.  This matter raises substantial doubt about the Company’s ability to continue as a going concern unless it is able to generate sufficient cash flows through the issuance of additional debt or equity financing to meet its obligations and sustain its operations.  Management’s plans regarding those matters are also described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/Gruber & Company, LLC

   Lake Saint Louis, Missouri

   January 25, 2008

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Independent Film Development Corporation (a Development Stage Company) Balance Sheet
	December 31, 2007	September 30, 2007
ASSETS

Current Assets

Cash in bank	$3,999	$500

Securities Imperia Entertainment	50,000	--

Total Current Assets	53,999	500

TOTAL ASSETS	53,999	500

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities
Loans payable to interested party	4,980	--

Total Liabilities	4,980	--

Equity

Common stocks , $.0001 par value
Authorized shares; 500,000,000
Issued and outstanding shares; 7,400,000 and
5,000,000 at December 31, 2007 and September 30, 2007	740	500
Preferred Stock, .0001 par value	--	--
Paid in capital	49,760	--
Retained earnings	(1,481)	--

Total Stockholders’ Equity (Deficit)	49,019	500

TOTAL LIABILITIES AND STOCKHOLDERS’
EQUITY (DEFICIT)	53,999	500

Independent Film Development Corporation (a Development Stage Company) Statement of Operations
For the period
Sept. 14, 2007
	Three months ended	(inception)
	December 31, 2007	December 31, 2007

Income	$ --	$ --

Total Income	--	--

Operating Expenses
General and Administrative	1,481	1,481

Total Expenses	1,481	1,481

Net loss	$ (1,481)	$ (1,481)

See accompanying notes to financial statements

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Independent Film Development Corporation (a Development Stage Company) Statement of Cash Flows

		For the period
		Sept. 14, 2007
	Three months ended	(inception)
	December 31, 2007	December 31, 2007

CASH FLOWS FROM OPERATING ACTIVITIES

Cash from operating activities
Net loss	$ (1,481)	$ (1,481)

Total cash used in operating activities	(1,481)	(1,481)

CASH FLOWS FROM INVESTING ACTIVITIES

Cash from investing activities
Proceeds from sale of common stock	--	500
Advances from related parties	4,980	4,980

Total cash from investing activities	4,980	5,480

INCREASE (DECREASE) IN CASH	3,499	3,999
BEGINNING CASH	500	--
ENDING CASH	3,999	3,999

See accompanying notes to financial statements

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Independent Film Development Corporation (a Development Stage Company) Statement of Stockholder's Equity

	Number			Deficit
	of	Common		Accumulated
	Shares	Stock at	Paid in	During
	Outstanding	Par Value	Capital	Development	Total

Beginning balance	0	$ --	$ --	$ --	$ --

Stocks issued for cash	5,000,000	500			500

Balance Sept. 30, 2007	5,000,000	500	--	--	500

Stocks issued for
Imperia Entertainment, Inc.	2,400,000	240	49,760		50,000

Loss three months ended
December 31, 2007				(1,481)	(1,481)

Balance Dec. 31, 2007	7,400,000	$ 740	$49,760	$ (1,481)	$(49,019)

See accompanying notes to financial statements

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Independent Film Development Corporation

(a Development Stage Company)

Notes to Financial Statements

December 31, 2007

NOTE 1: HISTORY OF OPERATIONS

Business Activity.

Independent Film Development Corporation was incorporated on September 14, 2007 in the State of Nevada.  The Company intends to file an election to operate as a Business Development Company (“BDC”) under Section 54(a) of the Investment Company Act of 1940 (“1940 Act”).

The Company is currently a development stage company under the provisions of Statement of Financial Accounting Standards ("SFAS") No. 7.

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES

Going Concern

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company has not generated any significant revenue during the period September 14, 2007 (inception) thorough December 31, 2007 and has funded its operations primarily through the issuance of equity. This matter raises substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Accordingly, the Company’s ability to accomplish its business strategy and to ultimately achieve profitable operations is dependent upon its ability to obtain additional debt or equity financing.

Management plans to take the following steps that it believes will be sufficient to provide the Company with the ability to continue in existence:

Management intends to raise financing through private equity financing or other means and interests that it deems necessary.

The Company, as described above, is in the business of investing in operations of other companies. There can be no assurance that the Company will be successful in its endeavor.

Basis of Presentation

The Company intends to file an election to become a Business Development Company (“BDC”). Under the rules governing a BDC, the Company does not consolidate the results of its portfolio companies but assigns a fair market value as determined by the board of directors to these operations. The results of the portfolio companies are not included in the statements of the Company and are carried only as an investment on the balance sheet of the Company.

Cash Equivalents

Cash equivalents include all highly liquid debt instruments with original maturities of three months or less which are not securing any corporate obligations.

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Stock Based Compensation.

The Company intends to file an election to become a Business Development Company which is not allowed to issue stock as compensation.

Estimates.

The presentation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Fair Value of Financial Instruments.

The carrying amounts for the Company’s cash, accounts payable, accrued liabilities and current portion of long term debt approximate fair value due to the short-term maturity of these instruments.

Concentration of Credit Risk

The Company places its cash with high quality financial institutions and at times may exceed the FDIC $100,000 insurance limit.  The Company will extend credit based on an evaluation of the customer’s financial condition, generally without collateral.  Exposure to losses on receivables is principally dependent on each customer’s financial condition.  The Company will monitor its exposure for credit losses and maintains allowances for anticipated losses, if required.

Advertising Costs

Advertising costs are expensed as incurred. There were no advertising expenses for the period September 14, 2007 (inception) through December 31, 2007.

Income Taxes

The Company accounts for income taxes under SFAS 109, "Accounting for Income Taxes." Under the asset and liability method of SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

Basic and Diluted Income/(Loss) Per Share:

In accordance with SFAS No. 128, "Earnings Per Share," the basic income/(loss) per common share is computed by dividing net income/(loss) available to common stockholders by the  weighted average number of common shares outstanding. Diluted income per common share is computed similar to basic income per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. As of December 31, 2007, the Company does not have any equity or debt instruments outstanding that can be converted into common stock.

Segment Reporting

Based on the Company's integration and management strategies, the Company operates in a single business segment. For the period September 14, 2007 (inception) through December 31, 2007, the Company had no revenue.

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Revenue Recognition

Revenue is recognized in accordance with SEC Staff Accounting Bulletin No. 101, “Revenue Recognition in Financial Statements”.  The Company recognizes revenue when the significant risks and rewards of ownership have been transferred to the customer pursuant to applicable laws and regulations, including factors such as when there has  been evidence of a sales arrangement, the performance has occurred, or service have been rendered, the price to the buyer is fixed or determinable, and collectability is reasonably assured.

Valuation of Investments.

The Company will determine the value of each investment in our portfolio on a quarterly basis, and changes in value result in unrealized gains or losses being recognized.  Fair value is defined in Section 2(a)(41) of the 1940 Act as (i) the market price for those securities for which a market quotation is readily available and (ii) for all other securities and assets, fair value is as determined in good faith by the board of directors.  We have adopted a valuation policy consistent with the definition of fair value, and apply that policy for consistent evaluation of fair value of our investments.  Because of the inherent uncertainty of determining the fair value of investments that do not have a readily ascertainable market value, the fair value of our investments determined in good faith by the board of directors may differ  significantly from the values that would have been used had a ready market existed for the investments, and the differences could be material.  There is no single standard for determining fair value in good faith. As a result, determining fair value requires that judgment be applied to the specific facts and circumstances of each portfolio investment while employing a consistently applied valuation process for the types of investments we make.

The Company's investment in Portfolio Companies will be carried at cost (which approximates fair value) as this investment represents a continuation of the Company's former business prior to its election as a BDC, and is under common control at date of transfer.  Unrealized gains and losses resulting from the change in valuation of investments are reflected in the Company’s Statement of Operations, as adjusted by estimated deferred tax liabilities.

Unlike banks, the Company is not permitted to provide a general reserve for anticipated loan losses. Instead, the Company is required to specifically value each individual investment on a quarterly basis.  The Company will record unrealized depreciation on investments when it believes that an investment has become impaired. Conversely, the Company will record unrealized appreciation if it believes that the underlying portfolio company has appreciated in value and, therefore, our equity security has also appreciated in value.

As a business development company, the Company will invest in liquid and illiquid securities, including debt and equity securities primarily of private companies.  Our investments will generally be subject to restrictions on resale and may have no established trading market. Because of the type of investments that the Company makes and will make, and the nature of its business, its valuation process requires an analysis of various factors.  Our fair value methodology includes the examination of, among other things, the underlying investment performance, financial condition, and market changing events that impact valuation.

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NOTE 4: RECENT ACCOUNTING PRONOUNCEMENTS

In June 2006, the Financial Accounting Standards Board (FASB) issued FASB Interpretation No. 48, "Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109" (FIN 48), which clarifies the accounting for uncertainty in tax positions. This Interpretation requires that we recognize in our financial statements the benefit of a tax position if that position is more likely than not of being sustained on audit, based on the technical merits of the position. The provisions of FIN 48 become effective as of the beginning of our 2008 fiscal year, with the cumulative effect of the change in accounting principle recorded as an adjustment to opening retained earnings. We are currently evaluating the impact that FIN 48 will have on our financial statements.

In September 2006, the FASB issued SFAS No. 157 “Fair Value Measurements”. SFAS No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosure about fair values. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Management believes that the adoption of SFAS No. 157 will not have a material impact on the consolidated financial results of the Company.

In September 2006, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 108, "Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements" (SAB 108), which addresses how to quantify the effect of financial statement errors. The provisions of SAB 108 become effective as of the end of our 2007 fiscal year. We do not expect the adoption of SAB 108 to have a significant impact on our financial statements.

In February 2007, the FASB issued Statement No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities, including an amendment of FASB Statement No. 115" (FAS 159). FAS 159 permits companies to choose to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value and establishes presentation and disclosure requirements designed to facilitate comparisons between companies that choose different measurement attributes for similar types of assets and liabilities. The provisions of FAS 159 become effective as of the beginning of our 2009 fiscal year. We are currently evaluating the impact that FAS 159 will have on our financial statements.

In May 2005, the FASB issued Statement No. 154, "Accounting Changes and Error Corrections" ("SFAS 154"). SFAS No. 154 replaces Accounting Principles Board Opinion No. 20, "Accounting Changes" ("APB 20") and SFAS No. 3, "Reporting Accounting Changes in Interim Financial Statements", and changes the requirements for the accounting for and reporting of a change in accounting principle. SFAS No. 154 applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. When a pronouncement includes specific transition provisions, those provisions should be followed. The correction of an error in previously issued financial statements is not an accounting change. However, the reporting of an error correction involves adjustments to previously issued financial statements similar to those generally applicable to reporting an accounting change retrospectively. Therefore, the reporting of a correction of an error by restating previously issued financial statements is also addressed by SFAS No. 154.

NOTE 5 RELATED PARTY TRANSACTIONS

On September 24, 2007, 5,000,000 shares of common stock were issued to Kenneth Eade, pursuant to Section 4(2) of the Securities Act of 1933, in exchange for $500 cash.

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NOTE 6: SUBSEQUENT EVENTS

On November 29, 2007 the Company entered into an exchange agreement with Imperia Entertainment, Inc. and certain stockholders of Imperia Entertainment, Inc.   Under the terms of the exchange the Company issued to the Imperia Entertainment, Inc. shareholders, 2,400,000 shares of common stock.   In exchange the shareholders issued to the Company 220,000 shares of convertible preferred shares, each convertible into 100,000 shares of  Imperia’s common stock.  Of the 2,400,000 shares issued, 1,000,000 were issued to Kenneth Eade, the Company’s President and a Director and 1,000,000 to George Ivakhnik, the Company’s Vice-President and a Director.

On January 1, 2008, the Company acquired 100% of Signature Entertainment, LLC, a limited liability company to be formed for the purposes of film distribution, and issued a “Confidential Private Placement Memorandum,” offering up to 25 units, each consisting of a 1% equity interest in Signature Entertainment, LLC, and 12,500 shares of company common stock, in order to fund the first three years operations of the new distribution company.  This private placement was abandoned.

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Independent Film Development Corporation (a Development Stage Company) Balance Sheet (Unaudited) (Restated)
August 28 , 2008
ASSETS

Current Assets

Cash in bank	$ --

Securities Signature Entertainment (100% membership interests)	50,000

Total Current Assets	50,000

TOTAL ASSETS	50,000

LIABILITIES

Current Liabilities
Bank overdraft	87
Loans payable	1,765

Total Current Liabilities	1,852

TOTAL LIABILITIES	1,852

NET ASSETS

Common stocks , $.0001 par value
Authorized shares; 500,000,000
Issued and outstanding shares;
13,500 at August 28,, 2008	1

Preferred Stock, .0001 par value	--
499
Retained earnings (deficit)	(2,352)

Net unrealized gain on investments	50,000

TOTAL NET ASSETS	48,148

TOTAL LIABILITIES AND NET ASSETS	50,000

NET ASSET VALUE PER COMMON SHARE	$3.567

Independent Film Development Corporation

 (a Development Stage Company)

Schedule of Investments (Unaudited) at August 28, 2008

(Restated)

Name of Issuer	Type of Investment	Industry	Balance held at close of period	Cost		Fair Value at close of Period		Percentage of Total Net Assets

Signature Entertainment, LLC	LLC memberships(1)	Film distribution	100% of memberships	$50,000	(2)	$50,000	(2)	100%

				$50,000		$50,000		100%

(1)

Non income producing membership interests in limited liability portfolio companies.

(2)

Signature Entertainment was in formation at the time of acquisition in January 2008.  The acquisition agreement was modified in March 2008, whereby the company agreed to contribute its LLC organizational costs of $2,026 and to undertake debt financing to fund Signature’s first three years operating costs.

See accompanying notes to financial statements

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Independent Film Development corporation (a Development Stage Company) Statement of Operations (Unaudited) (Restated)
		For the Period
		September 14, 2007
	Nine months ended	(inception) through
	June 30, 2008	August 28

INVESTMENT INCOME	$ --	$ --

Total Income	--	--

EXPENSES	2,352	2,352
General and Administrative

Total Expenses	2,352	2,352
	(2,352)	(2,352)
INVESTMENT GAIN (LOSS)

UNREALIZED GAIN (LOSS) ON INVESTMENTS
Unrealized gain on investments,
	50,000	50,000

Net increase in assets resulting from operations	47,648	47,648
Increase in net assets per common share	$ 3.53	$ 3.53

See accompanying notes to financial statements

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Independent Film Development corporation (a Development Stage Company) Statement of Cash Flows (Unaudited) (Restated)

		For the period
		September 14, 2007
	Nine months ended	(inception) through
	June 30, 2008	August 28, 2008

CASH FLOWS FROM OPERATING ACTIVITIES

Increase in net assets resulting from operations	$ 47,648	$ 47,648

Adjustments to reconcile net income to net cash
Provided in operating activities:

Net unrealized investment gain, net of
Estimated income taxes	50,000	50,000

Net cash used in operating and investing activities	(2,352)	(2,352)

CASH FLOWS FROM FINANCING ACTIVITIES

Net proceeds from issuance of common stock	500	500
Bank overdraft	1,852	1,852
Total cash from financing activities	2,352	2,352

INCREASE (DECREASE) IN CASH	(500)	--
BEGINNING CASH	500	--

ENDING CASH	$ --	$ --

Supplemental disclosure of cash flow information:

Interest paid	$ --	$ --

Income tax paid	--	--

See accompanying notes to financial statements

Independent Film Development Corporation
(a Development Stage Company)
Statement of Stockholder's Equity
(Unaudited) (Restated)

				Deficit	Unrealized
	Number of	Common		Accumulated	Appreciation
	Shares	Stock at	Paid in	During	On
	Outstanding	Par Value	Capital	Development	Investments	Total

Beginning balance	--	$ --	$ --	$ --	$ --	$ --

Stocks issued for cash	5,000,000	500				500

Balance Sept. 30, 2007	5,000,000	500				500

Stocks issued for Imperia Entertainment	2,400,000	240	49,760	--	--	50,000

Loss three months ended
Dec. 31, 2007	--	--	--	(1,481)		(1,481)

Balance Dec. 31, 2007	7,400,000	740	49,760	(1,481)		49,019

Rescission of stocks issued for cash	(5,000,000)	(500)	-	-		(500)

Rescission of stocks issued for Imperia Entertainment	(2,400,000)	(240)	(49,760)	-	-	(50,000)

Stocks issued for organizational costs	13,500	1	499	-	-	500

Loss incurred Jan 1 through Aug. 28, 2008				(871)		(871)

Unrealized appreciation on investments	-	-	-	-	50,000	50,000

Balance June 30, 2008	13,500	$ 1	$ 499	$ (2,352)	$ 50,000	$ 48,148

See accompanying notes to financial statements

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Independent Film Development Corporation

Development Stage Company)

Notes to Financial Statements

August 28, 2008

NOTE 1: HISTORY OF OPERATIONS

Business Activity.

Independent Film Development Corporation was incorporated on September 14, 2007 in the State of Nevada.  The Company intends to file an election n to operate as a Business Development Company (“BDC”) under Section 54(a) of the Investment Company Act of 1940 (“1940 Act”). The Company is currently a development stage company under the provisions of Statement of Financial Accounting Standards ("SFAS") No. 7.

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES

Going Concern

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company has not generated any significant revenue during the period September 14, 2007 (inception) thorough June 30, 2008 and has funded its operations primarily through the issuance of equity. This matter raises substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. Accordingly, the Company’s ability to accomplish its business strategy and to ultimately achieve profitable operations is dependent upon its ability to obtain additional debt or equity financing. Management plans to take the following steps that it believes will be sufficient to provide the Company with the ability to continue in existence:

Management intends to raise financing through private equity financing or other means and interests that it deems necessary.  The Company, as described above, is in the business of investing in operations of other companies. There can be no assurance that the Company will be successful in its endeavor.

Basis of Presentation

The Company intends to file an election to become a Business Development Company (“BDC”). Under the rules governing a BDC, the Company does not consolidate the results of its portfolio companies but assigns a fair market value as determined by the board of directors to these operations. The results of the portfolio companies are not included in the statements of the Company and are carried only as an investment on the balance sheet of the Company.

Cash Equivalents

Cash equivalents include all highly liquid debt instruments with original maturities of three months or less which are not securing any corporate obligations.

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Stock Based Compensation.

The Company has filed an election to become a Business Development Company which is not allowed to issue stock as compensation.

Estimates.

The presentation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Fair Value of Financial Instruments.

The carrying amounts for the Company’s cash, accounts payable, accrued liabilities and current portion of long term debt approximate fair value due to the short-term maturity of these instruments.

Concentration of Credit Risk

The Company places its cash with high quality financial institutions and at times may exceed the FDIC $100,000 insurance limit.  The Company will extend credit based on an evaluation of the customer’s financial condition, generally without collateral.  Exposure to losses on receivables is principally dependent on each customer’s financial condition.  The Company will monitor its exposure for credit losses and maintains allowances for anticipated losses, if required.

Advertising Costs

Advertising costs are expensed as incurred. There were no advertising expenses for the period September 14, 2007 (inception) through June 30, 2008.

Income Taxes

The Company accounts for income taxes under SFAS 109, "Accounting for Income Taxes." Under the asset and liability method of SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

Basic and Diluted Income/(Loss) Per Share:

In accordance with SFAS No. 128, "Earnings Per Share," the basic income/(loss) per common share is computed by dividing net income/(loss) available to common stockholders by the  weighted average number of common shares outstanding. Diluted income per common share is computed similar to basic income per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. As of June 30, 2008, the Company does not have any equity or debt instruments outstanding that can be converted into common stock.

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Segment Reporting

Based on the Company's integration and management strategies, the Company operates in a single business segment. For the period September 14, 2007 (inception) through June 30, 2008, the Company had no revenue.

Revenue Recognition

Revenue is recognized in accordance with SEC Staff Accounting Bulletin No. 101, “Revenue Recognition in Financial Statements”.  The Company recognizes revenue when the significant risks and rewards of ownership have been transferred to the customer pursuant to applicable laws and regulations, including factors such as when there has  been evidence of a sales arrangement, the performance has occurred, or service have been rendered, the price to the buyer is fixed or determinable, and collectability is reasonably assured.

Valuation of Investments.

The Company will determine the value of each investment in our portfolio on a quarterly basis, and changes in value result in unrealized gains or losses being recognized.  Fair value is defined in Section 2(a)(41) of the 1940 Act as (i) the market price for those securities for which a market quotation is readily available and (ii) for all other securities and assets, fair value is as determined in good faith by the board of directors.  We have adopted a valuation policy consistent with the definition of fair value, and apply that policy for consistent evaluation of fair value of our investments.  Because of the inherent uncertainty of determining the fair value of investments that do not have a readily ascertainable market value, the fair value of our investments determined in good faith by the board of directors may differ  significantly from the values that would have been used had a ready market existed for the investments, and the differences could be material.  There is no single standard for determining fair value in good faith. As a result, determining fair value requires that judgment be applied to the specific facts and circumstances of each portfolio investment while employing a consistently applied valuation process for the types of investments we make.

The Company's investment in Portfolio Companies will be carried at cost (which approximates fair value) as this investment represents a continuation of the Company's former business prior to its election as a BDC, and is under common control at date of transfer.  Unrealized gains and losses resulting from the change in valuation of investments are reflected in the Company’s Statement of Operations, as adjusted by estimated deferred tax liabilities.

Unlike banks, the Company is not permitted to provide a general reserve for anticipated loan losses. Instead, the Company is required to specifically value each individual investment on a quarterly basis.  The Company will record unrealized depreciation on investments when it believes that an investment has become impaired. Conversely, the Company will record unrealized appreciation if it believes that the underlying portfolio company has appreciated in value and, therefore, our equity security has also appreciated in value.

As a business development company, the Company will invest in liquid and illiquid securities, including debt and equity securities primarily of private companies.  Our investments will generally be subject to restrictions on resale and may have no established trading market. Because of the type of investments that the Company makes and will make, and the nature of its business, its valuation process requires an analysis of various factors.  Our fair value methodology includes the examination of, among other things, the underlying investment performance, financial condition, and market changing events that impact valuation.

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Securities that are traded in the over-the-counter market or on a stock exchange generally will be valued at the average of the prevailing bid and ask price on the date of the relevant period end in accordance with the company’s valuation policy.  However, restricted or thinly traded public securities may be valued at discounts from the public market value due to the restrictions on sale.  It is incumbent upon the board of directors to satisfy themselves that all appropriate factors relevant to the value of securities for which market quotations are not readily available have been considered and to determine the method of arriving at the fair value of each such security. To the extent considered necessary, the board may appoint persons to assist them in the determination of such value, and to make the actual calculations pursuant to the board’s direction. The board must also, consistent with this responsibility, continuously review the appropriateness of the methods used in valuing each issue of security in the Company’s portfolio. The directors must recognize their responsibilities in this matter and whenever technical assistance is requested from individuals who are not directors, the findings of such intervals must be carefully reviewed by the directors in order to satisfy themselves that the resulting valuations are fair.

Fair Value Investments Measurement

Effective January 1, 2008, the Company adopted Statement of Financial Accounting Standards (“SFAS”) No. 157, “Fair Value Measurements” (“SFAS 157”), for investments measured at fair value on a recurring basis. SFAS 157 accomplishes the following key objectives:

•	Defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date;

•	Establishes a three-level hierarchy (“Valuation Hierarchy”) for fair value measurements;

•	Requires consideration of the Company’s creditworthiness when valuing liabilities; and

•	Expands disclosures about instruments measured at fair value.

The Valuation Hierarchy is based upon the transparency of inputs to the valuation of an asset or liability as of the measurement date. A financial instrument’s categorization within the Valuation Hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The three levels of the Valuation Hierarchy and the distribution of the Company’s financial assets within it are as follows:

•	Level 1 – inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

•

Level 2 – inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

•	Level 3 – inputs to the valuation methodology are unobservable and significant to the fair value measurement.

As of August 28, 2008, the Company’s investments consisted 100% of  limited liability company interests valued by its board of directors classified as Level 3 assets.

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Net Realized Gains or Losses and Net Change in Unrealized Appreciation or Depreciation

Realized gains or losses are measured by the difference between the net proceeds from the repayment or sale and the cost basis of the investment without regard to unrealized appreciation or depreciation previously recognized, and include investments charged off during the year, net of recoveries.  Net change in unrealized appreciation or depreciation primarily reflects the change in portfolio investment values during the reporting period, including the reversal of previously recorded unrealized appreciation or depreciation when gains or losses are realized.

NOTE 4: RECENT ACCOUNTING PRONOUNCEMENTS

In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements" ("SFAS 157"). SFAS 157 defines fair value and establishes a framework for measuring fair value. It also expands the disclosures about the use of fair value to measure assets and liabilities. SFAS 157 was effective for the Company on January 1, 2008. The adoption of SFAS No. 157 had a material impact on the Company's financial statements, as the financial statements of the Company were audited prior to the effective date.

In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Liabilities, including an amendment of FASB Statement No. 115" ("SFAS No. 159"). SFAS No. 159 permits entities to choose, at specified election dates, to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value. Unrealized gains and losses shall be reported on items for which the fair value option has been elected in earnings at each subsequent reporting date. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provisions of SFAS No. 157 "Fair Value Measurements" ("SFAS No. 157"). The Company is currently assessing the impact that SFAS No. 159 will have on its financial statements.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements”, which is an amendment of Accounting Research Bulletin (“ARB”) No. 51.  This statement clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements.  This statement changes the way the consolidated income statement is presented, thus requiring consolidated net income to be reported at amounts that include the amounts attributable to both parent and the noncontrolling interest.  This statement is effective for the fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008.  Based on current conditions, the Company does not expect the adoption of SFAS 160 to have a significant impact on its results of operations or financial position.

In December 2007, the FASB issued SFAS No. 141 (revised 2007), “Business Combinations.”  This statement replaces FASB Statement No. 141, “Business Combinations.” This statement retains the fundamental requirements in SFAS 141 that the acquisition method of accounting (which SFAS 141 called the purchase method) be used for all business combinations and for an acquirer to be identified for each business combination. This statement defines the acquirer as the entity that obtains control of one or more businesses in the business combination and establishes the acquisition date as the date that the acquirer achieves control. This statement requires an acquirer to recognize the assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree at the acquisition date, measured at their fair values as of that date, with limited exceptions specified in the statement. This statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. The Company does not expect the adoption of SFAS 160 to have a significant impact on its results of operations or financial position.

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In February 2008, the Financial Accounting Standards Board (“FASB”) issued FASB Staff Position (“FSP”) No. FAS 157-2, “Effective Date of FASB Statement No. 157” (“FSP FAS 157-2”), which delays the effective date of Statement of Financial Accounting Standards (“SFAS”) No. 157, “Fair Value Measurements” (“SFAS 157”) for all non-financial assets and non-financial liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually) for fiscal years beginning after November 15, 2008, and interim periods within those fiscal years for items within the scope of this FSP. We are currently evaluating the impact of adopting FSP FAS 157-2 for non-financial assets and non-financial liabilities on our financial position, cash flows, and results of operations.  We have considered all other recently issued accounting pronouncements and do not believe the adoption of such pronouncements will have a material impact on our consolidated financial statements.

NOTE 5: RELATED PARTY TRANSACTIONS

On September 24, 2007, 5,000,000 shares of common stock were issued to Kenneth Eade, pursuant to Section 4(2) of the Securities Act of 1933, in exchange for $500 cash.  This issuance was subsequently rescinded.

NOTE 6:

PORTFOLIO COMPANY ACQUISITIONS

In the first quarter of its fiscal year the Company entered into an exchange agreement with Imperia Entertainment, Inc. and certain stockholders of Imperia Entertainment, Inc.   Under the terms of the exchange the Company issued to the Imperia Entertainment, Inc. shareholders, 2,400,000 shares of common stock.   In exchange Imperia issued to the Company 220,000 shares of convertible preferred shares, each convertible into 100,000 shares of Imperia’s common stock. Of the 2,400,000 shares issued, 1,000,000 were issued to Kenneth Eade, the Company’s President and a Director and 1,000,000 to George Ivakhnik, the Company’s Vice-President and a Director .  The acquisition was valued at the fair market value of the stock acquired.

In the second quarter of its fiscal year, the Company acquired, from Jeff Ritchie, who subsequently became an officer and director of the company, an unincorporated entity to be known as Signature Entertainment, LLC, with a business plan to engage in film distribution.  While in formation, Signature Entertainment attempted to capitalize itself with a private placement, but abandoned the offering.  In March 2008, the company and Ritchie entered into a modification of the acquisition agreement, whereby the company agreed to advance the costs of organization.   The membership interest of has been valued at  fair market value, based on the recited contractual value of $50,000 for Signature Entertainment, less its organizational costs.

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No person has been authorized to give any information or to make any representations in connection with this offering other than those contained in this offering circular and, if given or made, such information or representations must not be relied upon as having been authorized by IFDC or its officers or directors. This offering circular does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this offering circular, or an offer to sell or a solicitation of an offer to buy any securities by any person in any jurisdiction in which such offer or solicitation is not authorized or is unlawful. The delivery of this offering circular shall not, under any circumstances,  create any implication that the information in this offering circular is correct as of any time subsequent to the date of this offering circular.

TABLE OF CONTENTS	190 N. Canon Drive Suite 420 Beverly Hills, California 90210 1-310-275-0880
Circular Summary
General Description of Issuer
Employees
Properties	5
Legal Proceedings	5
Risk Factors	6
Portfolio Companies	8
Plan of Distribution	11
Management and Certain		REGULATION E OFFERING CIRCULAR
Security Holders	18	625,000 units, each consisting of one share of common
		stock and one warrant to purchase one share
Summary Compensation	18
Certain Relationships and		August 28, 2008
Related Transactions	21
Capital Stock and Other Securities	22
Dilution	22
Use of Proceeds	23
Financial Statements	24

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